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                                                                      Exhibit 21

                        SUBSIDIARIES OF OLIN CORPORATION1

                            (as of December 31, 2001)

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      Company                                                   % Ownership         Jurisdiction
      -------                                                   -----------         ------------
                                                                (Direct/Indirect)
     ---------------------------------------------------------------------------------------------------
      A.J. Oster Caribe, Inc.                                   100                 DE
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      A.J. Oster Foils, Inc.                                    100                 DE
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      A.J. Oster West, Inc.                                     100                 RI
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      Bridgeport Brass Corporation/2/                           100                 IN
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      Bryan Metals, Inc./3/                                     100                 OH
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      Hunt Trading Co.                                          100                 MO
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      Monarch Brass & Copper Corp.                              100                 NY
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      Monarch Brass & Copper of New England Corp./4/            100                 RI
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      New Haven Copper Company /4/                              100                 CT
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      Olin Aegis partnership                                    100                 DE
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      Olin Benefits Management, Inc. /5/                         90                 CA
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      Olin Engineered Systems, Inc.                             100                 DE
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      Olin Environmental Management, Inc. /5/                    90                 DE
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      Olin Far East, Limited                                    100                 DE
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      Olin Financial Services Inc.                              100                 DE
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      Olin Sunbelt, Inc.                                        100                 DE
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      Ravenna Arsenal, Inc.                                     100                 OH
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      Sunbelt Chlor Alkali Partnership                           50                 DE
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      Waterbury Rolling Mills, Inc. /4/                         100                 CT
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      Nutmeg Insurance Limited                                  100                 Bermuda
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      Olin Asia Pacific Pte. Ltd.                               100                 Singapore
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      Olin Australia Limited                                    100                 Australia
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      Olin Brass Japan, Inc.                                    100                 Japan
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      Olin Canada Inc.                                          100                 Canada
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      Olin Corporation N.Z. Limited                             100                 New Zealand
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      Olin Export Trading Corporation                           100                 U.S. Virgin Islands
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      Olin Global Services Mexico                               100                 Mexico
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      Olin Hunt Specialty Products S.r.l.                       100                 Italy
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      Olin Mexico S.A. de C.V.                                  100                 Mexico
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      Olin (UK) Limited                                         100                 United Kingdom
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      Reductone Brasil Ltda.                                    100                 Brazil
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      Yamaha-Olin Metal Corporation                              50                 Japan
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

1 Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

2 d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX.

3    d/b/a "Bryan Metals of Ohio" in NJ.

4 Indirect subsidiary, wholly-owned by Olin's wholly-owned subsidiary, Monarch Brass & Copper Corp.

5 Class A shares, all of which are held directly and indirectly by Olin Corporation, have the right to elect 4 directors. Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.